Exhibit 99.4

White River Holdings Corp., White River Operating LLC and White River Energy LLC

Combined Financial Statements

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Combined Balance Sheets

December 31, 2019 (UNAUDITED) AND June 30, 2019

	December 31,	June 30,
	2019	2019
Assets
Current assets:
Cash and restricted cash	$101,068	$118,852
Other assets	11,262	-
Total current assets	112,330	118,852
Noncurrent assets:
Oil and gas properties	520,125	461,288
Total noncurrent assets	520,125	461,288
Total assets	$632,455	$580,140

Liabilities and Stockholders’/Member’s Equity
Current liabilities:
Accounts payable and other current liabilities	$270,033	$5,575
Loans payable to related parties	275,638	114,844
Total current liabilities	545,671	120,419

Total liabilities	545,671	120,419

Commitments and contingencies	-	-

Stockholders’/Member’s equity:
Stockholders’ Equity
Common stock, $0.000001 par value, 100,000,000 shares authorized, 60,000,000 shares issued and outstanding	60	-
Accumulated deficit – WR Holdings	(8,706)	-
Total member’s equity – WR Energy and WR Operating	95,430	459,721
Total stockholders’/member’s equity	86,784	459,721
Total liabilities and stockholders’/member’s equity	$632,455	$580,140

The accompanying notes are an integral part of the combined financial statements.

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Combined Statements of Operations

From July 1, 2019 to December 31, 2019

July 1 to December 31,
2019

Oil and gas production revenue	$592,618
Cost of Sales	527,142
Gross Profit	65,476
Operating expenses:
General and administrative	774,604
Total operating expenses	774,604
Net operating loss	(709,128)

Other income (loss)
Gain on sale of oil and gas property	133,837
Interest expense, net	(7,306)
Total other income (loss)	126,531

Net loss	$(582,597)

The accompanying notes are an integral part of the combined financial statements.

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Combined Statements of Changes in Stockholders’/Member’s Equity

From April 1, 2019 (Inception) to December 31, 2019

	Preferred		Common		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at April 1, 2019 (Inception)	-	$-	-	$-	$-	$-	$-

Shares issued for cash in private placement	-	-	60,000,000	60	-	-	60
Net loss for the period	-	-	-	-	-	(8,706)	(8,706)

Balances at December 31, 2019	-	$-	60,000,000	$60	$-	$(8,706)	$(8,646)

Member’s Equity – WR Energy and WR Operating:
Balance at April 1, 2019	$-
Contributions by Members	1,000,000
Distributions to Members agreements	(190,400)
Net loss – April 1, 2019 (Inception) through June 30, 2019	(140,279)
Net loss – July 1, 2019 through December 31, 2019	(573,891)
Balance at December 31, 2019	$95,430

The accompanying notes are an integral part of the combined financial statements.

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Combined Statements of Cash Flows

From July 1, 2019 to December 31, 2019

July 1 to December 31,
2019

Cash flows from operating activities
Net loss	$(582,597)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	50,349
Gain on sale of property	(133,837)
Revenue credit adjusted against mineral lease purchase	(125,000)
Bade debt	223,171
Changes in operating assets and liabilities:
Other receivable and prepaid expenses	(219,975)
Accounts payable and other current liabilities	264,458
Net cash used in operating activities	(523,431)

Cash flows from investing activities
Purchase of fixed assets	(50,349)
Sale of oil and gas property	200,000
Net cash provided by investing activities	149,651

Cash flows from financing activities
Capital from White River SPV 1 LLC	400,000
Distributions to member	(190,400)
Proceeds from sale of common stock	60
Related party loans, net	146,336
Net cash provided by financing activities	355,996

Net increase in cash and restricted cash	(17,784)
Cash and restricted cash – beginning of period	118,852
Cash and restricted cash – end of period	$101,068

Supplemental schedule of cash flow information
Cash paid for interest	$–
Cash paid for income taxes	$–

The accompanying notes are an integral part of the combined financial statements.

White River Holdings Corp., White River Energy LLC and White River Operating LLC

Notes to Combined Financial Statements

December 31, 2019

NOTE 1:	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

White River Holdings Corp., was formed on September 4, 2019 (“WR Holdings”) and on January 1, 2020 both White River Energy LLC (“WR Energy”) and White River Operating LLC (“WR Operating”) entered into separate Membership Interest Purchase Agreements (the “MIPAs”) with WR Holdings. Pursuant to the closing of the MIPAs, both WR Energy and WR Operating became wholly owned subsidiaries of WR Holdings.

WR Energy is an exploration and production company (“E&P) with assets in the areas of Louisiana and Mississippi. WR Operating is a licensed and bonded drilling operator in the States of Louisiana and Mississippi. Both WR Energy and WR Operating are collectively referred to as the “Company” or “Companies”.

WR Energy’s primary asset is certain oil and gas mineral leases (“OGML”) in Louisiana and Mississippi which contain a number of producing and non-producing oil and gas wells. WR Operating has various fixed assets and equipment used for drilling operations and maintenance. WR Operating also has a certificate of deposit which is pledged to the State of Louisiana’s Department of Natural Resources as security against any potential unfunded plugging liabilities.

Basis of Presentation

The Company’s combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible other receivable, impaired value of equipment and intangible assets, asset retirement obligations, liabilities to accrue, and cost incurred in the satisfaction of performance obligations. Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, of ten years for all property and equipment.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the six months ended December 31, 2019, and there was $50,349 of impairment recorded during this period.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

There was no depletion expense for the Company’s oil and gas properties for the period ended December 31, 2019 as there was no production.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting date, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to SAB 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized, net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

The Company’s oil and production revenue are exposed to volatile energy prices. The West Texas Intermediate (WTI) crude index can have a material impact on the Company’s operations and its ability to continue as a going concern.

Accrued Expenses

To prepare its financial statements, the Company estimates accrued expenses. The accrual process involves reviewing open contracts, communicating with personnel to identify services that have been performed on behalf of the Company and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The Company makes estimates of accrued expenses as of each balance sheet date based on the facts and circumstances known to the Company at that time. Although the Company does not expect the estimates to be materially different from amounts actually incurred, if the estimates of the status and timing of services performed differs from the actual status and timing of services performed, the Company may report amounts that are too high or too low in any particular period. Historically, the estimated accrued liabilities have approximated actual expenses incurred. Subsequent changes in estimates may result in a material change in the accruals.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.

Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company recognizes revenue under ASC 606 when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer such as Plains Marketing, L.P. (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month (iii) cash is received the following month from the crude oil buyer.

Inventory

At any time, the Company will have an inventory of crude oil in its supply tanks that is below the minimum purchase amount from a crude oil buyer. Due to volatile commodity prices and an inability to accurately measure crude oil inventories, the Company does not recognize revenue until a load of oil is successfully sold. As of December 31, 2019, there was no inventory recognized as the amounts in the trucks was nominal and not measurable.

Income Taxes

The Company’s with the exception of WR Holdings are limited liability companies with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying financial statements. Any uncertain tax position taken by the members are not an uncertain position of the Company’s.

WR Holdings was formed on September 4, 2019 and is a Texas corporation. There was nominal activity for the period September 4, 2019 through December 31, 2019.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Going Concern

The Company has experienced a loss of $582,597 for the six months ended December 31, 2019, and has just been formed and relied on members of the Company to contribute capital for operations which has resulted in the uncertainty of the Company’s ability to continue as a going concern.

These combined financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

On March 27, 2020, the Company was acquired by Banner Energy Services, Inc for $5,000,000 with the consideration being paid in the form of issuance of WR Holdings preferred stock and debt. The Company’s owner’s agreed for $1,000,000 of this $5,000,000 to be paid in the future to retire its funding vehicle, White River SPV 1, LLC, and the remaining $4,000,000 of preferred stock issued to the owners was converted into shares of Banner Energy Services, Inc., who simultaneously with the acquisition of the Company, was sold to Ecoark Holdings, Inc.

Impact of COVID-19

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that the Company or its employees, suppliers, and other partners may be prevented from conducting business activities at full capacity for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by the governments of countries affected and in which the Company operates could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company may take temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring all employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: cash and cash equivalents

Included in the Company’s $101,068 in cash and cash equivalents is a $50,000 certificate of deposit (the “CD”) which has been pledged to the Louisiana Department of Natural Resources as security against any potential unfunded plugging liabilities.

NOTE 3: fixed ASSETS

In July 2019, the Company acquired $50,349 of equipment from various vendors. These assets were fully impaired as of December 31, 2019.

NOTE 4: NOTE RECEIVABLE

On May 9, 2019, the Company entered into a secured promissory note receivable with Rabb Resources, Limited for $25,000. The note is non-interest bearing and matured on June 9, 2019. The note is secured by the assets of Rabb Resources, Limited. As of December 31, 2019, the Company had not commenced collection procedures on the matured note balance and has established an allowance for doubtful accounts for the full value of this note receivable. The Company has received and repaid advances from an officer during the period. There were no amounts outstanding as of December 31, 2019 to this officer.

NOTE 5: OIL AND GAS PROPERTIES

The Company’s holdings in oil and gas mineral lease (“OGML”) properties as of December 31, 2019 is as follows:

December 31, 2019
Total OGML Properties	$520,125

Taliaferro Family OGML including shallow drilling rights was acquired by White River on June 10, 2019 from Lagniappe Operating, LLC.

Kingrey Family OGML including both shallow and deep drilling rights was entered into by White River and the Kingrey Family on April 3, 2019.

Peabody Family OGML including both shallow and deep drilling rights was acquired by White River on June 18, 2019 from SR Acquisition I, LLC, a subsidiary of Sanchez Energy Corporation, for a 1% royalty retained interest in conjunction with White River executing a lease saving operation in June 2019.

O’Neal Family OGML and Weyerhaeuser OGML including shallow drilling rights were acquired by White River on July 1, 2019 from Livland, LLC and Hi-Tech Onshore Exploration, LLC respectively in exchange for a $125 drilling credit to be applied by Livland, LLC on subsequent drilling operations.

The following table summarizes the Company’s oil and gas activities by classification for the period ended December 31, 2019:

Activity Category	April 1, 2019	Adjustments (1)	December 31, 2019
Proved Developed Producing Oil and Gas Properties
Cost	$-	$-	$-
Accumulated depreciation, depletion and amortization	-	-	-

Total	$-	$-	$-

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$-	$520,125	$520,125
Accumulated depreciation, depletion and amortization	-	-	-

Total	$-	$520,125	$520,125

Grand Total	$-	$520,125	$520,125

(1)	Pursuant to preliminary geology report

NOTE 6: RELATED PARTY NOTES PAYABLE

On April 1, 2019, the Company entered into Revolving Promissory Notes with its founders, Randy May, and Jay Puchir. As of December 31, 2019, the balance on the notes due to Mr. May and Mr. Puchir was $191,500 and $84,138 respectively. The notes bear interest at 10% annually and mature on July 1, 2020 and have accrued interest of $8,706 through December 31, 2019.

NOTE 7: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation based upon the plan submitted in connection with the permit. The following table summarizes activity in the Company’s ARO for the period ended December 31, 2019:

December 31, 2019
Balance, beginning of period	$-
Accretion expense	-
ARO liability acquired	-
Reclamation obligations settled	-
Additions and changes in estimates	-
Balance, end of period	$-

NOTE 8: MEMBER’S/STOCKHOLDERS EQUITY

WR Energy received $600,000 in contributions into the partnership on behalf of the investors in White River SPV 1 LLC (“SPV 1”) and made $190,400 in distributions to members.

WR Holdings was formed with 1,000 shares of preferred stock authorized, and 100,000,000 shares of common stock authorized, both with a par value of $0.000001. WR Holdings issued 60,000,000 of these shares for $60.

NOTE 9: SUBSEQUENT EVENTS

On January 1, 2020 both WR Energy and WR Operating entered into separate Membership Interest Purchase Agreements (the “MIPAs”) with White River Holdings Corp (“WR Holdings”). Pursuant to the closing of the MIPAs, both WR Energy and WR Operating became wholly owned subsidiaries of WR Holdings.

On February 29, 2020, WR Operating successfully performed an operation to satisfy the Continuous Drilling Operating provisions within WR Energy’s 9,615-acre Peabody lease to extend the lease for an additional 270 days.

On March 27, 2020 WR Holdings entered into a Stock Purchase Agreement (“SPA 1”) with Banner Midstream Corp as a closing condition with a Stock Purchase Agreement (“SPA 2”) with Banner Energy Services Corp (“Banner Energy”) to divest Banner Midstream to Ecoark Holdings, Inc. (“Ecoark”). SPA 2 was completed on March 27, 2020 immediately after the completion of SPA 1. Pursuant to the terms of SPA 1, the stockholders of WR Holdings exchanged their shares for a $4,000,000 seller note payable and a $1,000,000 short-term due to seller liability. The proceeds from the $1,000,000 short-term due to seller liability were used to return capital to the members of SPV 1 and allow the dissolution of the entity.